Exhibit 99.1
FOR IMMEDIATE RELEASE

Qualcomm Contact:
John Gilbert
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com
Qualcomm Announces First Quarter Fiscal 2009 Results
Revenues $2.5 Billion, EPS $0.20
Pro Forma EPS $0.31
Operating Income Exceeds Prior Guidance
SAN DIEGO — January 28, 2009 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the first quarter of fiscal 2009 ended December 28, 2008, noting that first quarter fiscal 2009 revenues were at the high end of prior guidance and operating income exceeded prior guidance. However, net income and diluted EPS for the quarter were adversely impacted by other-than-temporary impairments to its marketable securities portfolio.
Total Qualcomm (GAAP) First Quarter Results
Total Qualcomm results are reported in accordance with generally accepted accounting principles (GAAP).
•	Revenues: $2.52 billion, up 3 percent year-over-year and down 25 percent sequentially.

•	Operating income: $745 million, down 2 percent year-over-year and 44 percent sequentially.

•	Net income: $341 million, down 56 percent year-over-year and 61 percent sequentially.

•	Diluted earnings per share: $0.20, down 57 percent year-over-year and 62 percent sequentially.

•	Effective tax rate: 24 percent for the quarter. Fiscal 2009 estimated tax rate of approximately 22 percent.

•	Estimated share-based compensation: $99 million, net of tax, up 16 percent year-over-year and 1 percent sequentially.

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 2 of 17
•	Operating cash flow: $3.5 billion; included a payment of $2.5 billion received in October 2008 related to the execution of new license and settlement agreements with Nokia Corporation/Nokia Inc. (Nokia).

•	Return of capital to stockholders: In the quarter, dividends announced totaled $264 million, or $0.16 per share, which were paid January 7, 2009, and $284 million related to the repurchase of common stock.
Qualcomm Pro Forma First Quarter Results
Pro forma results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process research and development (R&D) expense.
•	Revenues: $2.51 billion, up 3 percent year-over-year and down 25 percent sequentially.

•	Operating income: $986 million, up 4 percent year-over-year and down 38 percent sequentially.

•	Net income: $520 million, down 40 percent year-over-year and 51 percent sequentially.

•	Diluted earnings per share: $0.31, down 40 percent year-over-year and 51 percent sequentially; excludes $0.05 loss per share attributable to the QSI segment and $0.06 loss per share attributable to certain estimated share-based compensation.

•	Effective tax rate: 25 percent for the quarter and estimated for fiscal 2009.

•	Free cash flow: $3.42 billion; included a payment of $2.5 billion received in October 2008 related to the execution of new license and settlement agreements with Nokia. (Defined as net cash from operating activities less capital expenditures.)
Detailed reconciliations between total Qualcomm (GAAP) results and cash flow and Qualcomm pro forma results and cash flow are included at the end of this news release. Prior period reconciliations are presented on Qualcomm’s Investor Relations web page at www.qualcomm.com.
“Despite weak economic conditions, wireless subscribers continue to migrate from second-generation to third-generation CDMA networks around the world. Our first quarter revenues

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 3 of 17
were at the high end of prior guidance and operating income exceeded our prior guidance driven primarily by the mix of higher-end chipsets, higher-priced data capable devices and improved expense management,” said Dr. Paul E. Jacobs, chief executive officer of Qualcomm. “I am particularly pleased to see healthy demand for 3G as CDMA-based device shipments in the September quarter were at the high end of our prior expectations and reflect more than 30 percent year-over-year growth. While our operating performance was strong, the distress in the global financial markets continued, resulting in additional impairments of our marketable securities portfolio.”
“The CDMA inventory channel has contracted as we expected, and the business environment continues to remain uncertain. Reduced visibility in the marketplace makes it difficult to forecast future inventory levels or predict when a recovery will begin. As a result, while we continue to estimate healthy growth in the CDMA-device market, we have lowered our shipment estimate for calendar year 2009. Although we are not providing earnings per share guidance due to the volatility of financial markets and the impact it has had and may have on our investment portfolio and net income, we are providing revenue, operating income and our other standard guidance. Qualcomm is very fortunate to have a strong balance sheet and operating cash flows in these difficult times and we are committed to supporting our partners and driving the market forward.”
Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled approximately $13.1 billion at the end of the first quarter of fiscal 2009, compared to $11.3 billion at both the end of the fourth quarter of fiscal 2008 and the year ago quarter. On January 16, 2009, we announced a cash dividend of $0.16 per share payable on March 27, 2009 to stockholders of record at the close of business on February 27, 2009.
The distress in global financial markets has continued to suppress the value of our marketable securities portfolio. As a result, in evaluating the recorded values of our marketable securities at December 28, 2008, we determined that $388 million, or approximately 3 percent of the recorded values of our cash, cash equivalents and marketable securities, were other-than-temporarily impaired. In addition, at December 28, 2008 and January 23, 2009, we had net unrealized losses on marketable securities of $1.1 billion.

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 4 of 17
Research and Development

		Estimated
	Qualcomm Pro	Share-Based	In-Process		Total Qualcomm
($ in millions)	Forma	Compensation	R&D	QSI	(GAAP)

First quarter fiscal 2009	$511	$69	$—	$24	$604
As a % of revenues	20%			N/M	24%
First quarter fiscal 2008	$430	$57	$2	$22	$511
As a % of revenues	18%			N/M	21%
Year-over-year change ($)	19%	21%		9%	18%
Pro forma R&D expenses increased 19 percent year-over-year, primarily due to an increase in costs related to the development of integrated circuit products, next-generation CDMA and OFDMA technologies, the expansion of our intellectual property portfolio and other initiatives to support the acceleration of advanced wireless products and services, including lower-cost devices, the integration of wireless technologies with consumer electronics and computing, the convergence of multiband, multimode, multinetwork products and technologies, third-party operating systems and services platforms. QSI R&D expenses were related to MediaFLO USA.
Selling, General and Administrative

		Estimated
	Qualcomm Pro	Share-Based		Total Qualcomm
($ in millions)	Forma	Compensation	QSI	(GAAP)

First quarter fiscal 2009	$305	$66	$42	$413
As a % of revenues	12%		N/M	16%
First quarter fiscal 2008	$308	$58	$23	$389
As a % of revenues	13%		N/M	16%
Year-over-year change ($)	(1%)	14%	83%	6%
Pro forma selling, general and administrative (SG&A) expenses decreased by 1 percent year-over-year due to a decrease in costs related to litigation and legal matters partially offset by an increase in employee-related expenses in the first quarter of fiscal 2009. QSI SG&A expenses were primarily related to MediaFLO USA.

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 5 of 17
Effective Income Tax Rate
Our fiscal 2009 effective income tax rates are estimated to be 22 percent for total Qualcomm (GAAP) and 25 percent for Qualcomm pro forma. The first quarter total Qualcomm (GAAP) effective tax rate of 24 percent is higher than the estimated annual effective tax rate primarily due to amounts recorded during the quarter for a valuation allowance on capital losses, partially offset by a tax benefit related to fiscal 2008 as a result of the retroactive reenactment of the federal R&D credit.
Qualcomm Strategic Initiatives
The QSI segment is composed of our strategic investments, including our MediaFLO USA subsidiary. Total Qualcomm (GAAP) results for the first quarter of fiscal 2009 included a $0.05 loss per share for the QSI segment. The first quarter of fiscal 2009 QSI results included $102 million in operating expenses, primarily related to MediaFLO USA.
Business Outlook
The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.
The continuing global financial crisis and the resulting slowdown in the worldwide economy is causing contraction in the CDMA-based channel inventory, resulting in lower demand for CDMA-based MSM integrated circuits, adversely affecting our revenues and operating results. In addition, the financial crisis has had, and may continue to have, an impact on the value of our marketable securities portfolio and net investment income (loss), including other-than-temporary impairments in the first quarter of fiscal 2009. While we do not forecast impairments, we do have net unrealized losses on marketable securities that could be recognized in future periods if market conditions do not improve. Given the unprecedented daily market volatility and the significant judgments involved, accurately forecasting other-than-temporary impairments associated with our marketable securities portfolio is extremely difficult and actual results could vary materially. As a result, while we are providing revenue, operating income and our other standard guidance, we are not providing earnings per share guidance.

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 6 of 17
Moreover, our outlook does not include provisions for the consequences of injunctions or significant possible damages related to litigation matters, unless damages or injunctions have been awarded by a court. In addition, due to their nature, certain income and expense items, such as realized investment gains or losses, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. Accordingly, we exclude forecasts of such items from our business outlook, and actual results may vary materially from the business outlook if we incur any such income or expense items.
The following table summarizes total Qualcomm (GAAP) and Qualcomm pro forma guidance based on the current business outlook. The pro forma business outlook provided below is presented consistent with the presentation of pro forma results elsewhere herein.

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 7 of 17
The following estimates are approximations and are based on the current business outlook:
Business Outlook Summary
SECOND FISCAL QUARTER

	Q2’08		Current Guidance
	Results (2)		Q2’09 Estimates (3)

Qualcomm Pro Forma
Revenues	$2.60B		$2.25B - $2.45B
Year-over-year change			decrease 6% - 14%
Operating income	$1.02B		$0.75B - $0.85B
Year-over-year change			decrease 16% - 26%

Total Qualcomm (GAAP)
Revenues	$2.61B		$2.25B - $2.45B
Year-over-year change			decrease 6% - 14%
Operating income	$0.81B		$0.50B - $0.60B
Year-over-year change			decrease 26% - 38%
Operating income (loss) attributable to QSI	($0.07B	)	($0.10B )
Operating income (loss) attributable to estimated share-based compensation	($0.13B	)	($0.15B )
Operating Income (loss) attributable to in-process R&D (4)	n/a		not provided

Metrics
MSM shipments	approx. 85		approx. 60M - 65M
CDMA/WCDMA devices shipped (1)	approx. 112M	*	approx. 116M - 121M *
CDMA/WCDMA device wholesale average selling price (1)	approx. $222	*	approx. $207 *

*	Shipments in December quarter, reported in March quarter
FISCAL YEAR

	FY 2008		Prior Guidance	Current Guidance
	Results		FY 2009 Estimates (3)	FY 2009 Estimates (3)

Qualcomm Pro Forma
Revenues	$11.13B		$10.2B - $10.8B	$9.3B - $9.8B
Year-over-year change			decrease 3% - 8%	decrease 12% - 16%
Operating income	$4.60B		$3.7B - $3.9B	$3.2B - $3.5B
Year-over-year change			decrease 15% - 20%	decrease 24% - 30%

Total Qualcomm (GAAP)
Revenues	$11.14B		$10.2B - $10.8B	$9.3B - $9.8B
Year-over-year change			decrease 3% - 8%	decrease 12% - 17%
Operating income	$3.73B		$2.6B - $2.8B	$2.2B - $2.5B
Year-over-year change			decrease 25% - 30%	decrease 33% - 41%
Operating income (loss) attributable to QSI	($0.32B	)	($0.45B )	($0.40B )
Operating income (loss) attributable to estimated share-based compensation	($0.54B	)	($0.65B )	($0.60B )
Operating income (loss) attributable to in-process R&D (4)	($0.01B	)	n/a	not provided

Metrics
Fiscal year* CDMA/WCDMA device wholesale average selling price (1)	approx. $219		approx. $195	approx. $202

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Device Estimates (1)

	Prior Guidance Calendar	Current Guidance	Prior Guidance	Current Guidance
	2008	Calendar 2008	Calendar 2009	Calendar 2009
CDMA/WCDMA device shipments	Estimates	Estimates	Estimates	Estimates

March quarter	approx. 107M	approx. 107M	not provided	not provided
June quarter	approx. 119M	approx. 119M	not provided	not provided
September quarter	approx. 121M - 126M	approx. 125M	not provided	not provided
December quarter	not provided	approx. 116M - 121M	not provided	not provided

Calendar year range (approx.)	475M - 485M	468M - 473M	580M - 620M	540M - 590M

	Midpoint	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	approx. 480M	approx. 471M	approx. 600M	approx. 565M
CDMA units	approx. 213M	approx. 209M	approx. 230M	approx. 212M
WCDMA units	approx. 267M	approx. 262M	approx. 370M	approx. 353M

(1)	CDMA/WCDMA device shipments and average selling prices are for estimated worldwide device shipments, including shipments not reported to Qualcomm.

(2)	Our Q2’08 results do not include royalty revenues attributable to Nokia’s sales.

(3)	While we do not forecast impairments, we do have net unrealized losses on marketable securities that could be recognized in future periods if market conditions do not improve.

(4)	In January 2009, we acquired handheld graphics and multimedia assets from Advanced Micro Devices. We are still in the process of finalizing the accounting for the acquisition, which may include in-process R&D.
Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 8 of 17
Results of Business Segments (in millions, except per share data):
First Quarter — Fiscal Year 2009

				Pro Forma		Estimated		Total
				Reconciling	Qualcomm Pro	Share-Based		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	QSI (3)	(GAAP)
Revenues	$1,334	$1,006	$170	$1	$2,511	$—	$6	$2,517
Change from prior year	(15%)	55%	(19%)	N/M	3%		500%	3%
Change from prior quarter	(24%)	(27%)	(11%)	N/M	(25%)		20%	(25%)
Operating income (loss)					$986	$(145)	$(96)	$745
Change from prior year					4%	(17%)	(48%)	(2%)
Change from prior quarter					(38%)	1%	1%	(44%)
EBT	$168	$874	$3	$(351)	$694	$(145)	$(98)	$451
Change from prior year	(64%)	62%	(88%)	N/M	(38%)	(17%)	(78%)	(52%)
Change from prior quarter	(63%)	(30%)	N/M	N/M	(49%)	1%	6%	(59%)
EBT as a % of revenues	13%	87%	2%	N/M	28%	N/M	N/M	18%
Net income (loss)					$520	$(99)	$(80)	$341
Change from prior year					(40%)	(18%)	(300%)	(56%)
Change from prior quarter					(51%)	(1%)	2%	(61%)
Diluted EPS					$0.31	$(0.06)	$(0.05)	$0.20
Change from prior year					(40%)	(20%)	(400%)	(57%)
Change from prior quarter					(51%)	0%	0%	(62%)
Diluted shares used					1,667	1,667	1,667	1,667
Fourth Quarter — Fiscal Year 2008

				Pro Forma		Estimated		Total
				Reconciling	Qualcomm Pro	Share-Based		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	QSI (3)	(GAAP)
Revenues	$1,761	$1,374	$190	$4	$3,329	$—	$5	$3,334
Operating income (loss)					1,578	(146)	(97)	1,335
EBT	449	1,247	(24)	(315)	1,357	(146)	(104)	1,107
Net income (loss)					1,058	(98)	(82)	878
Diluted EPS					$0.63	$(0.06)	$(0.05)	$0.52
Diluted shares used					1,678	1,678	1,678	1,678
First Quarter — Fiscal Year 2008

				Pro Forma		Estimated			Total
				Reconciling	Qualcomm Pro	Share-Based	In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	R&D	QSI (3)	(GAAP)
Revenues	$1,574	$650	$210	$5	$2,439	$—	$—	$1	$2,440
Operating income (loss)					948	(124)	(2)	(65)	757
EBT	470	541	24	76	1,111	(124)	(2)	(55)	930
Net income (loss)					872	(84)	(1)	(20)	767
Diluted EPS					$0.52	$(0.05)	$—	$(0.01)	$0.46
Diluted shares used					1,664	1,664	1,664	1,664	1,664
Second Quarter — Fiscal Year 2008

				Pro Forma		Estimated		Total
				Reconciling	Qualcomm Pro	Share-Based		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	QSI (3)	(GAAP)
Revenues	$1,620	$795	$194	$(5)	$2,604	$—	$2	$2,606
Operating income (loss)					1,017	(130)	(74)	813
EBT	427	684	—	(12)	1,099	(130)	(63)	906
Net income (loss)					894	(88)	(40)	766
Diluted EPS					$0.54	$(0.05)	$(0.02)	$0.47
Diluted shares used					1,643	1,643	1,643	1,643
Twelve Months — Fiscal Year 2008

				Pro Forma		Estimated			Total
				Reconciling	Qualcomm Pro	Share-Based	In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	R&D	QSI	(GAAP)
Revenues	$6,717	$3,622	$785	$6	$11,130	$—	$—	$12	$11,142
Operating income (loss)					4,604	(540)	(14)	(320)	3,730
EBT	1,833	3,142	(1)	(290)	4,684	(540)	(14)	(304)	3,826
Net income (loss)					3,740	(365)	(13)	(202)	3,160
Diluted EPS					$2.25	$(0.22)	$(0.01)	$(0.12)	$1.90
Diluted shares used					1,660	1,660	1,660	1,660	1,660

(1)	Pro forma reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Pro forma reconciling items related to earnings before taxes consist primarily of certain investment income, research and development expenses and marketing expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(2)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(3)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for Qualcomm pro forma, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total Qualcomm (GAAP).

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 9 of 17

N/M — Not Meaningful

Sums may not equal totals due to rounding.
Conference Call
Qualcomm’s first quarter fiscal 2009 earnings conference call will be broadcast live on January 28, 2009 beginning at 1:45 p.m. Pacific Standard Time (PST) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on January 28, 2009, beginning at approximately 5:30 p.m. PST through February 28, 2009 at 9:00 p.m. PST. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 80271812. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations website at http://investor.qualcomm.com/results.cfm.
Qualcomm Incorporated (Nasdaq: QCOM) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., Qualcomm is included in the S&P 100 Index, the S&P 500 Index and is a 2008 FORTUNE 500® company. For more information, please visit www.qualcomm.com.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 10 of 17
Technology Licensing and Qualcomm Wireless & Internet segments and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income, net investment income(loss), income before income taxes, effective tax rate, net income, diluted earnings per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using pro forma information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the QSI segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views such share-based compensation as unrelated to the Company’s operational performance. Moreover, it is generally not an expense that requires or will require cash payment by the Company. Further, share-based compensation related to options is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Certain tax items related to prior years are excluded in order to provide a clearer understanding of the Company’s ongoing pro forma tax rate and after tax earnings. The Company decided to include the benefit of the retroactive extension of the federal research and development tax credit in pro forma results starting in fiscal 2009 because it recurs with relative frequency and would have been included in the Company’s pro forma results for the prior year if it had been reenacted in the prior fiscal year. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 11 of 17
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “pro forma” is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total Qualcomm (GAAP) results and Qualcomm pro forma results and between total Qualcomm (GAAP) cash flow and Qualcomm pro forma cash flow are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment of our technologies in wireless networks and of 3G wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA and OFDMA both domestically and internationally; the current uncertainty of global economic conditions and its potential impact on demand for our products, services or applications and our marketable securities portfolio; attacks on our business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; our dependence on major customers and licensees; foreign currency fluctuations; strategic loans, investments and transactions we have or may pursue; our dependence on third-party

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 12 of 17
manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; the development, deployment and commercial acceptance of the MediaFLO USA network and FLO™ technology; as well as the other risks detailed from time-to-time in our SEC reports.
###
Qualcomm is a registered trademark of Qualcomm Incorporated. FLO is a trademark of Qualcomm Incorporated. CDMA2000 is a registered trademark of the Telecommunications Industry Association (TIA USA). All other trademarks are the property of their respective owners.

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 13 of 17
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from Qualcomm
Pro Forma results to Total Qualcomm (GAAP) results
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 28, 2008
			Estimated				Total Qualcomm
	Qualcomm Pro Forma		Share-Based Compensation		QSI		(GAAP)
Revenues:
Equipment and services	$1,417		$—		$6		$1,423
Licensing and royalty fees	1,094		—		—		1,094

Total revenues	2,511		—		6		2,517

Operating expenses:
Cost of equipment and services revenues	709		10		36		755
Research and development	511		69		24		604
Selling, general and administrative	305		66		42		413

Total operating expenses	1,525		145		102		1,772

Operating income (loss)	986		(145)		(96)		745

Investment loss, net	(292	)(a)	—		(2	)(b)	(294)

Income (loss) before income taxes	694		(145)		(98)		451
Income tax (expense) benefit	(174	)(c)	46		18	(d)	(110	)(c)

Net income (loss)	$520		$(99)		$(80)		$341

Earnings (loss) per common share:
Diluted	$0.31		$(0.06)		$(0.05)		$0.20

Shares used in per share calculations:
Diluted	1,667		1,667		1,667		1,667

Supplemental Financial Data:
Operating Cash Flow	$3,629		$(16	)(f)	$(112)		$3,501
Operating Cash Flow as a % of Revenues	145%				N/M		139%
Free Cash Flow (e)	$3,419		$(16	)(f)	$(136)		$3,267
Free Cash Flow as a % of Revenues	136%				N/M		130%

(a)	Included $388 million in other-than-temporary losses on investments, which were not part of the Company’s strategic investment portfolio, $38 million in net realized losses on investments and $1 million in interest expense, partially offset by $135 million in interest and dividend income related to cash, cash equivalents and marketable securities.

(b)	Included $4 million in other-than-temporary losses on investments, $2 million in interest expense and $1 million in equity in losses of investees, partially offset by $5 million in net realized gains on investments.

(c)	The first quarter of fiscal 2009 effective tax rates were approximately 24% for total Qualcomm (GAAP) and 25% for Qualcomm pro forma, which included a tax benefit of $38 million and $37 million, respectively, related to fiscal 2008 as a result of the retroactive reenactment of the federal R&D credit. Historically, similar tax benefits have been excluded from Qualcomm pro forma results.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for Qualcomm pro forma, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total Qualcomm (GAAP).

(e)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures for the three months ended December 28, 2008, included herein.

(f)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 14 of 17
Qualcomm Incorporated
Reconciliation of Pro Forma Free Cash Flows to
Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures
(In millions)
(Unaudited)

	Three Months Ended December 28, 2008
		Estimated			Total
	Qualcomm	Share-Based			Qualcomm
	Pro Forma	Compensation		QSI	(GAAP)

Net cash provided (used) by operating activities	$3,629	$(16	)(a)	$(112)	$3,501
Less: capital expenditures	(210)	—		(24)	(234)

Free cash flow	$3,419	$(16)		$(136)	$3,267

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$11	$—		$(11)	$—
Cash transfers to QSI (2)	(152)	—		152	—

Net cash transfers	$(141)	$—		$141	$—

(1)	Cash from sale of strategic debt and equity investments and partial settlement of investment receivables.

(2)	Funding for strategic debt and equity investments, capital expenditures and other QSI operating expenses.

	Three Months Ended December 30, 2007
		Estimated				Total
	Qualcomm	Share-Based		In-Process		Qualcomm
	Pro Forma	Compensation		R&D	QSI	(GAAP)

Net cash provided (used) by operating activities	$1,014	$(48	)(a)	$(2)	$(84)	$880
Less: capital expenditures	(106)	—		—	(21)	(127)

Free cash flow	$908	$(48)		$(2)	$(105)	$753

(a)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 15 of 17
Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	December 28,	September 28,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$3,826	$1,840
Marketable securities	5,183	4,571
Accounts receivable, net	943	4,038
Inventories	458	521
Deferred tax assets	299	289
Collateral held under securities lending	11	173
Other current assets	290	291

Total current assets	11,010	11,723
Marketable securities	4,048	4,858
Deferred tax assets	996	830
Property, plant and equipment, net	2,262	2,162
Goodwill	1,494	1,517
Other intangible assets, net	3,080	3,104
Other assets	565	369

Total assets	$23,455	$24,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$376	$570
Payroll and other benefits related liabilities	347	406
Dividends payable	264	—
Income taxes payable	48	20
Unearned revenues	403	394
Obligations under securities lending	11	173
Other current liabilities	633	728

Total current liabilities	2,082	2,291
Unearned revenues	3,666	3,768
Income taxes payable	240	227
Other liabilities	330	333

Total liabilities	6,318	6,619

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at December 28, 2008 and September 28, 2008	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,649 and 1,656 shares issued and outstanding at December 28, 2008 and September 28, 2008, respectively	—	—
Paid-in capital	7,413	7,511
Retained earnings	10,794	10,717
Accumulated other comprehensive loss	(1,070)	(284)

Total stockholders’ equity	17,137	17,944

Total liabilities and stockholders’ equity	$23,455	$24,563

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 16 of 17
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 28,	December 30,
	2008	2007

Revenues:
Equipment and services	$1,423	$1,703
Licensing and royalty fees	1,094	737

Total revenues	2,517	2,440

Operating expenses:
Cost of equipment and services revenues	755	783
Research and development	604	511
Selling, general and administrative	413	389

Total operating expenses	1,772	1,683

Operating income	745	757

Investment (loss) income, net	(294)	173

Income before income taxes	451	930
Income tax expense	(110)	(163)

Net income	$341	$767

Basic earnings per common share	$0.21	$0.47

Diluted earnings per common share	$0.20	$0.46

Shares used in per share calculations:
Basic	1,653	1,635

Diluted	1,667	1,664

Dividends per share paid	$—	$—

Dividends per share announced	$0.16	$0.14

Qualcomm Announces First Quarter Fiscal 2009 Results	Page 17 of 17
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	December 28,	December 30,
	2008	2007
Operating Activities:
Net income	$341	$767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	152	108
Revenues related to non-monetary exchanges	(29)	—
Non-cash portion of income tax expense	45	72
Non-cash portion of share-based compensation expense	145	125
Incremental tax benefit from stock options exercised	(16)	(48)
Net realized losses (gains) on marketable securities and other investments	33	(82)
Other-than-temporary losses on marketable securities and other investments	392	57
Other items, net	(14)	4
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	2,716	43
Inventories	65	(47)
Other assets	(19)	11
Trade accounts payable	(192)	(77)
Payroll, benefits and other liabilities	(54)	(35)
Unearned revenues	(64)	(18)

Net cash provided by operating activities	3,501	880

Investing Activities:
Capital expenditures	(234)	(127)
Purchases of available-for-sale securities	(2,586)	(1,684)
Proceeds from sale of available-for-sale securities	1,373	2,492
Cash received for partial settlement of investment receivables	202	—
Other investments and acquisitions, net of cash acquired	(14)	(229)
Change in collateral held under securities lending	162	138
Other items, net	(4)	—

Net cash (used) provided by investing activities	(1,101)	590

Financing Activities:
Proceeds from issuance of common stock	26	77
Incremental tax benefit from stock options exercised	16	48
Repurchase and retirement of common stock	(285)	(900)
Change in obligations under securities lending	(162)	(138)
Other items, net	(1)	(1)

Net cash used by financing activities	(406)	(914)

Effect of exchange rate changes on cash	(8)	1

Net increase in cash and cash equivalents	1,986	557
Cash and cash equivalents at beginning of period	1,840	2,411

Cash and cash equivalents at end of period	$3,826	$2,968